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                                                                    Exhibit 99.4

                 CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

I hereby consent to the reference to me as a prospective director of Inforte Corp. where it appears in this Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                                       /S/ Michael E. Porter
                                                       -------------------------
                                                       Michael E. Porter

February 15, 2000


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